                                OFFICE BUILDING LEASE

                                         FOR

                                  ONE MONUMENT PLACE

                                    BY AND BETWEEN

                          UPLAND INDUSTRIES CORPORATION AND
                     COLLIN EQUITIES, INC., as tenants in common

                                      (LANDLORD)

                                         AND

                           DATAMETRICS SYSTEMS CORPORATION

                                       (TENANT)



                                 DATED: July 31, 1992

                                  TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I:  DEFINITIONS.....................................................  1

ARTICLE II: DEMISE AND LEASE................................................  2
    2.1    Demise and Lease.................................................  2
    2.2    Rentable Area....................................................  2
    2.3    Representations and Warranties; Taking of Possession.............  2
    2.4    Common Areas.....................................................  3

ARTICLE III:  IMPROVEMENTS..................................................  3
    3.1    Tenant Improvements..............................................  3
    3.2    Failure to Complete Construction.................................  3
    3.3    Completion and Delivery..........................................  3

ARTICLE IV:  TERM...........................................................  3
    4.1    Term.............................................................  3
    4.2    Notice of Commencement Date......................................  3

ARTICLE V:  RENT............................................................  4
    5.1    Base Rent........................................................  4
    5.2    Additional Rent..................................................  4
    5.3    Base Rent Adjustment.............................................  4
    5.4    Late Payment.....................................................  4
    5.5    Security Deposit.  INTENTIONALLY DELETED.........................  4

ARTICLE VI:  ADDITIONAL RENT AND CHARGES....................................  4
    6.1    Personal Property Taxes..........................................  4
    6.2    Tenant's Share of Operating Expenses.............................  5
    6.3    Installment Election.............................................  7
    6.4    Additional Services..............................................  7

ARTICLE VII:  INSURANCE.....................................................  8
    7.1    Landlord's Insurance.............................................  8
    7.2    Public Liability.................................................  8
    7.3    Tenant's Property and Other Insurance............................  8
    7.4    Form of Insurance/Certificate....................................  9
    7.5    Tenant's Failure.................................................  9
    7.6    Waiver of Subrogation............................................  9
    7.7    Tenant's Property and Fixtures...................................  9
    7.8    Indemnification of Landlord......................................  9
    7.9    Damage to Tenant's Property......................................  9

ARTICLE VIII:  REPAIRS AND MAINTENANCE...................................... 10
    8.1    Tenant Repairs and Maintenance................................... 10
    8.2    Landlord Repairs and Maintenance................................. 10
    8.3    Non-liability of Landlord........................................ 10
    8.4    Inspection of Premises........................................... 10

ARTICLE IX:  FIXTURES, PERSONAL PROPERTY AND ALTERATIONS.................... 10
    9.1    Fixtures and Personal Property................................... 10
    9.2    Alterations...................................................... 11
    9.3    Liens............................................................ 11

ARTICLE X:  USE AND COMPLIANCE WITH LAWS.................................... 11
    10.1   General Use and Compliance with Laws............................. 11
    10.2   Hazardous Materials.............................................. 12
    10.3   Signs............................................................ 12

ARTICLE XI:  DAMAGE AND DESTRUCTION......................................... 13
    11.2   Rent Abatement................................................... 13
    11.3   Excessive Damage or Destruction.................................. 13
    11.4   Uninsured Casualty............................................... 13


                                         22.
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                            TABLE OF CONTENTS (continued)

                                                                            Page


    11.5   Waiver........................................................... 13
    11.6   Mortgagee's Right................................................ 14
    11.7   Damages Near End of Term......................................... 14

ARTICLE XII:  EMINENT DOMAIN................................................ 14
    12.1   Eminent Domain................................................... 14
    13.1   Events of Default................................................ 14
    13.2   Remedies......................................................... 14

ARTICLE XIV:  ASSIGNMENT AND SUBLETTING..................................... 15
    14.1   Prohibition...................................................... 15
    14.2   Excess Rental.................................................... 16
    14.3   Scope............................................................ 16
    14.4   Waiver........................................................... 16
    14.5   Change in Control................................................ 17
    15.1   Offset Statement................................................. 17
    15.2   Attornment....................................................... 17
    15.3   Subordination and Nondisturbance................................. 17
    15.4   Recording........................................................ 17

ARTICLE XVI:  MISCELLANEOUS................................................. 18
    16.1   Notices.......................................................... 18
    16.2   Successors Bound................................................. 18
    16.3   Waiver........................................................... 18
    16.4   Subdivision and Easements........................................ 18
    16.6   Relocation....................................................... 18
    16.7   Accord and Satisfaction.......................................... 19
    16.8   Limitation of Landlord's Liability............................... 19
    16.9   Time............................................................. 19
    16.10  Attorneys' Fees.................................................. 19
    16.11  Captions and Article Numbers..................................... 19
    16.12  Severability..................................................... 19
    16.13  Applicable Law................................................... 19
    16.14  Submission of Lease.............................................. 19
    16.15  Surrender of Premises and Holding Over........................... 19
    16.16  Rules and Regulations............................................ 20
    16.17  Parking.......................................................... 20
    16.18  No Nuisance...................................................... 20
    16.19  Broker........................................................... 20
    16.20  Landlord's Right to Perform...................................... 20
    16.21  Entire Agreement................................................. 20
    16.22  Quiet Enjoyment.................................................. 21
    16.24  Joint and Several Liability...................................... 21
    16.25  Exhibits......................................................... 21
    16.26  Addendum Provisions.............................................. 21


                                         23.
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This Lease ("Lease") dated as of the 31st day of July, 1992, is made by and between UPLAND INDUSTRIES CORPORATION, a Nebraska corporation, and COLLIN EQUITIES, INC., a Texas corporation, as tenants in common (collectively, "Landlord"), and DATAMETRICS SYSTEMS CORPORATION, a Delaware corporation ("Tenant").

                               ARTICLE I:  DEFINITIONS

    1.1 DEFINED TERMS. The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of this Lease.

Landlord:                              Upland Industries Corporation, a
                                       Nebraska corporation, and Collin
                                       Equities, Inc., a Texas corporation, as
                                       tenants in common

Landlord's Address:                    Upland Industries Corporation
                                       Room 1200
                                       1416 Dodge Street
                                       Omaha, Nebraska 68179
                                       Attn:  R. David Uhrich, Sr. V.P.

                                                  and

                                       Collin Equities, Inc.
                                       c/o Wells Fargo Real Estate Group
                                       1960 East Grand Avenue
                                       Segundo, California 90245
                                       Attn: Manager, Legal Administration

                                       with copies to:
                                       Upland Industries Corporation

                                       12150 East Monument Drive
                                       Suite 201
                                       Fairfax, Virginia 22033
                                       Attn: C. Hunter Barrier

                                                  and

                                       Wells Fargo Real Estate Group
                                       4643 South Ulster Street
                                       Suite 1400
                                       Denver Colorado 80327
                                       Attn: George N. Bishop, Vice President

Tenant:                                Datametrics Systems Corporation

Tenant's Address:                      5270 Lyngate Court
   (prior to occupancy)                Burke, Virginia 22015

Broker(s):                             CB Commercial Real Estate Group and The
                                       Fred Ezra Company

Project: The land and the improvements located thereon commonly known as Monument Place at Fairfax Center

Building:                              One Monument Place

Floor(s) upon which Premises
   are Located:                        Third Floor

Suite Number(s):                       300

Building Address:
   Street Address:                     12150 East Monument Drive
   City and State:                     Fairfax, Virginia 22033
   County:                             Fairfax County

Term:                                  Five (5) years

Scheduled Commencement Date:           October 15, 1992


                                          1.

Initial Base Rent Rate:                14.50 per square foot of Rentable Area
                                       of the Premises

Base Rent:                             Determined pursuant to Section 5.1
                                       hereof, and subject to adjustment
                                       pursuant to Section 5.3 hereof

Prepaid Rent (pursuant to
Section  5.3 hereof):                  $16,493.75

Rentable Area of the
   Premises:                           13,650 square feet

Rentable Area of the
   Building:                           219,837 square feet

Tenant's Shares:                       6.021%

Security Deposit:                      None

Operating Expense Allowance:           Tenant's Share of Operating Expenses for
                                       the first lease year of the Term, but in no event shall such amount be less than the product of $6.50 and the number of square feet of Rentable Area of the Premises. The term "lease year" as used in this Lease means the first twelve
                                       (12) months of the Term and every twelve
                                       (12) months thereafter until the
                                       expiration of the Term.

Parking: During the initial Term of this Lease, Tenant, its officers, employees and visitors shall be entitled to the non-exclusive use of vehicle parking spaces in the Building's parking garage at a rate of 3.3 spaces per 1,000 square feet of Rentable Area of the Premises, such spaces to be provided at no charge to Tenant. Of such spaces, five (5) shall be reserved for Tenant's exclusive use and shall be designated by Landlord on the first level of the Building's parking garage. Tenant's right to such reserved spaces shall continue so long as Tenant consistently uses on a daily basis such reserved spaces. "Consistent use" as provided herein shall mean use during normal business hours for at least 50% of the time as reasonably determined by Landlord. If Landlord determines that the reserved spaces are not so consistently used, the number of reserved spaces shall be reduced accordingly.

                             ARTICLE II: DEMISE AND LEASE

     2.1 DEMISE AND LEASE. Landlord hereby leases to Tenant, subject to the provisions of this Lease, certain premise. ("Premises") consisting of the suite(s) specified in Section l.1 hereof located within that certain office building ("Building"), the address of which is set forth in Section l.1 hereof, which Building is a portion of the Project Identified in Section 1.1. The "Project" consists of that certain parcel or tract (or parcels or tracts) of land and the improvements located thereon in the County of Fairfax, Commonwealth of Virginia, commonly known as Monument Place at Fairfax Center. The Project and the Building are more particularly shown on Exhibit A attached hereto and the Premises are shown by cross-hatching on the Building floor plan(s) attached hereto as Exhibit B, and contain approximately the respective amounts of Rentable Area specified in Section l.l hereof.

     2.2 RENTABLE AREA. The calculation of "Rentable Area" as used in this Lease has been agreed upon by Landlord and Tenant. For purposes of establishing the initial Tenant's Share, the Operating Expense Allowance, and initial Base Rent as set forth In Section 1.1 hereof, the actual Rentable Area of the Premises and the Building is deemed to be as set forth in Section 1.1 hereof.

     2.3 REPRESENTATIONS AND WARRANTIES; TAKING OF POSSESSION. Tenant acknowledges that neither LandLord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Common Areas or the Project or their suitability for the conduct of Tenant's business except as may be expressly provided herein. By taking possession of the Premises, Tenant accepts the Premises, the Improvements (as defined in Section 3.1 below) and the Building as completed or substantially complete, and in the latter case, Tenant shall, within ten (10) days after entering into possession of the Premises, provide Landlord with a list of incomplete and/or corrective items, which items Landlord shall diligently complete and/or correct promptly thereafter. Tenant's acceptance of the


                                          2.

Premises, the Improvements and the Building as provided herein shall be exclusive of any latent defects hereafter discovered by Tenant.

     2.4 COMMON AREAS. In addition to the Premises, Tenant shall have the non-exclusive right to use, without separate charge therefor, in common with other tenants and/or occupants of the building and the Project, subject to the Rules and Regulations referred to in Section 16.16 hereof and all covenants, conditions and restrictions now or hereafter affecting or encumbering the Project, the following areas appurtenant to the Premises, the Building's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading and unloading areas, trash areas, parking areas and facilities, roadways, sidewalks, walkways, parkways, plazas, driveways, landscaped areas, the fitness center and similar areas and facilities situated within the Building and the exterior areas of the Project (collectively, " Common Areas"). Tenant acknowledges that Landlord shall have no obligation to construct or complete any additional buildings or improvements to the Common Areas. Tenant's right to utilize the Common Areas shall at all times subject to Landlord's reserved rights therein as described in Section 16.4 hereof.

                              ARTICLE III:  IMPROVEMENTS

     3.1     TENANT IMPROVEMENTS.   The Premises are or shall be improved by
Landlord with the tenant improvements ("Improvements") more particularly described in the Work Letter Agreement set forth In Exhibit C attached hereto ("Work Letter Agreement"). Landlord shall exercise reasonable efforts to make the Premises Ready for Occupancy (as defined in Section 3.3 below) not later than the Scheduled Commencement Date set forth In Section 1.1 hereof; provided, however, that the Scheduled Commencement Date shall be extended for a period equal to the period of any delays encountered by Landlord affecting said work or construction because of fire, earthquake, inclement weather, acts of God, acts of the public enemy, riot, insurrection, governmental regulations of the sale of materials or supplies or the transportation thereof, strikes or boycotts, shortages of material or labor, review and issuance of construction permits, changes requested by Tenant in the Tenant Preliminary Plans or the Tenant Improvement Plans (as those terms are defined in Exhibit C attached hereto) after approval thereof by Landlord or other acts or omissions of Tenant, including but not limited to the delays set forth in Section 5 of Exhibit C attached hereto, or any other causes beyond the reasonable control of Landlord.

     3.2     FAILURE TO COMPLETE CONSTRUCTION.  If the Premises are not Ready
for Occupancy (as   defined in Section 3.3 below) on or before the Scheduled
Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided that in the event the Premises are not Ready for Occupancy on or before the date which is ninety (90) days following the Scheduled Commencement Date, as may be extended pursuant to Section 3.1 hereinabove, the sole remedy of either party shall be to terminate this Lease by the delivery to the other party of written notice within ten (10) days after the expiration of the 90-day period following the Scheduled Commencement Date, as may be extended. In such event, Landlord shall have no liability for any damages, costs or claims (including consequential damages) which arise in connection with this Lease or termination hereof provided Landlord has complied with Section 3.1 above.

     3.3 COMPLETION AND DELIVERY. The Premises shall be deemed ready for occupancy ("Ready for Occupancy") when the Improvements have been completed or substantially completed by Landlord and delivered or tendered to Tenant. The term "substantial completion" as used in this Lease shall mean the date of substantial completion of the Improvements specified in Exhibit C. The issuance of a Nonresidential Use Permit for the Premises shall be conclusive and binding upon Landlord and Tenant as to the substantial completion of the Premises.

                                  ARTICLE IV:  TERM

     4.1 TERM. The Term shall commence upon the earliest of the following dates ("Commencement Date"): (a) the date on which the Improvements are Ready for Occupancy, but in no event prior to October 15, 1992; or (b) the date upon which Tenant takes possession or beneficial occupancy of the Premises with Landlord's written consent; provided, however, that in the event Tenant and Landlord have executed a Work Letter Agreement as a precondition to this Lease, the Commencement Date shall be subject to adjustment for delays in completion of the Improvements attributable to Tenant, as more particularly set forth therein. The Term shall expire (a) five (5) years from the Commencement Date if the Commencement Date is the first day of a month or (b) five (5) years from the last day of the month in which the Commencement Date occurs, if the Commencement Date is other than the first day of a month, unless, in both cases, the Lease is terminated earlier as hereinafter provided.

     4.2 NOTICE OF COMMENCEMENT DATE. Upon ascertaining the Commencement Date, Landlord shall deliver to Tenant a written confirmation in the form attached hereto as Exhibit D ("Notice of


                                          3.

Commencement") of said Commencement Date, which notice shall also set forth the actual Rentable Area of the Premises and the Building and Tenant's Share. The Notice of Commencement shall be binding upon Tenant unless Tenant objects to the Notice in a writing delivered to Landlord within five (5) days of Tenant's receipt of said Notice of Commencement.

                                   ARTICLE V:  RENT

     5.1 BASE RENT. The Base Rent shall be the product of the Initial Base Rent Rate set forth in Section 1.1 and the Rentable Area of the Premises. The Base Rent shall be adjusted at the times and in the manner set forth in Section
5.3 below and one-twelfth (l/12th) of the Base Rent shall be paid in advance on the first day of each and every month during the Term to Landlord at the address set forth in Section 1.1 hereof or at such other place as Landlord may direct in writing without any prior demand therefore and without any abatement deduction or setoff whatsoever except as may be explicitly provided elsewhere in this Lease. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month. Upon executing this Lease, Tenant shall pay the first full calendar month's Base Rent owing hereunder.

     5.2 ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay to Landlord all sums of money or other charges required to be paid by the Tenant under this Lease (except Base Rent and the Security Deposit), including, but not limited to, Operating Expenses (as defined in Article VI hereof) (all each sums being herein deemed "Additional Rent") and whether or not same are designated "Additional Rent" and whether or not same are payable to Landlord or any other entity. All such sums are payable in lawful money of the United States of America without deduction, set-off or abatement whatsoever. Any Additional Rent provided for in this Lease shall become due with the next monthly installment of Base Rent unless otherwise provided. The term "Rent" as used in this Lease shall refer collectively to "Base Rent" and "Additional Rent".

     5.3 BASE RENT ADJUSTMENT. During the first (1st) year of the Term of this Lease, the annual Base Rent (the "Annual Rase Rent") shall be the product of the Initial Base Rent Rate and the Rentable Area of the Premises, both as set forth in Section 1.1. Thereafter the "Annual Base Rent Rate" (Annual Base Rent per square foot of Rentable Area of the Premises) for each succeeding year of the Lease Term shall be increased by three percent (3%) of the difference between (i) the previous year's Annual Base Rent Rate and (ii) the Operating Expense Allowance as set forth in Section 1.1 divided by the Rentable Area of the Premises, which rates shall be cumulative and compounded for each year of the Term.

     5.4 LATE PAYMENT. If any payment of Rent is not paid within five (5) days of the due date thereof, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent in addition to the installment of Rent then owing regardless of whether or not a notice of default has been given by Landlord. In addition, Tenant shall pay interest on such late payment and late charge from and after the due date of the late payment and the late charge, respectively, at an interest rate equal to the lesser of (a) the prevailing prime rate as published by Wells Fargo Bank N.A. (or any successor bank) at its San Francisco office or any successor rate of interest plus three (3) percentage points, or (b) the maximum rate permitted by applicable law (hereafter the "Default Rate"), until such amounts are paid. Landlord and Tenant recognize that the damages which Landlord will suffer as a result of Tenant's failure to timely pay Rent are difficult or impracticable to ascertain and agree that said interest and late charge is a reasonable estimate of the damages which Landlord will suffer in the event of Tenant's late payment. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified. Acceptance by Landlord of full payment of said delinquent Rent and any such interest and late charge shall constitute a cure of Tenant's default with respect to said overdue amount, so long as Tenant's default was the first such occurrence during any lease year. If Tenant's default hereunder was the second or subsequent occurrence during any lease year, acceptance by Landlord of full payment of said delinquent Rent and any such interest and late charge shall not constitute a waiver by Landlord of Tenant's default with respect to said overdue amount, nor shall it prevent Landlord from exercising any other rights or remedies available to Landlord.

     5.5     SECURITY DEPOSIT.  INTENTIONALLY DELETED.

                       ARTICLE VI:  ADDITIONAL RENT AND CHARGES

     6.1 PERSONAL PROPERTY TAXES. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of


                                          4.

Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand repay to Landlord the taxes so levied or the portion of such taxes resulting from such increase in the assessment. If the tenant improvements in the Premises are assessed for real property tax purposes at a valuation higher than the valuation which tenant improvements conforming to Landlord's "building standard" for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excessive assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of this Section. The records of the county assessor, if available and sufficiently detailed for such purpose, shall be binding on both Landlord and Tenant as a basis for determining whether the tenant improvements are assessed at a higher valuation than Landlord's building standard tenant improvements.

     6.2     TENANT'S SHARE OF OPERATING EXPENSES.

             (a) ESTIMATED EXPENSES. Tenant shall pay to Landlord, as Additional Rent, the amount by which Tenant's Share of Operating Expenses (as such terms are defined below) exceeds the Operating Expense Allowance set forth in Section 1.1 hereof. Commencing with the second (2nd) year of the Term, and thereafter prior to the commencement of each calendar year of the Term, Landlord shall reasonably estimate the annual Additional Rent payable by Tenant pursuant to this provision, and Tenant shall pay to Landlord on the first of each month in advance, one-twelfth (l/12th) of Landlord's estimated amount. Tenant's Share of Operating Expenses for calendar year 1993 shall be prorated to include only the period after commencement of the second (2nd) year of the Term to and including the expiration of the 1993 calendar year. At the end of each calendar year, there shall be an adjustment made to account for any difference between the actual and the estimated Operating Expenses for such calendar year. If Tenant has overpaid the amount of Additional Rent owing pursuant to this provision, Landlord shall, provided Tenant is not in default hereunder, refund such overpayment to Tenant; provided that if said overpayment is equal to or less than one month's Base Rent, Landlord shall credit such overpayment to the next month's Base Rent. If Tenant has underpaid the amount of Additional Rent owing pursuant to this provision, Tenant shall pay the total amount of such deficiency to Landlord as Additional Rent in monthly installments equal to one-half the current Base Rent or the balance due, whichever is less, with the next payment(s) of Base Rent due under this Lease following written notice of said deficiency from Landlord to Tenant. Landlord shall provide Tenant with a statement of Operating Expenses showing in reasonable detail the separate charges for Operating Expenses for the previous year.

             (b)    DEFINED TERMS.

                   (i) OPERATING EXPENSES. For purposes of this Lease, "Operating Expenses" means an amount equivalent to the total (without duplication) of all expenses and costs of operation, management, maintenance and repair of the Building and the Common Areas (and, to the extent provided below, the Project) including, without limitation:
         (1) all Real Property Taxes (as defined below); (2) premiums for insurance maintained by Landlord pursuant to Section 7.1; (3) wages, salaries and related expenses of all on-site and off-site employees engaged in operation, management, maintenance and security and payroll taxes and similar government charges with respect thereto; (4) all supplies, materials and equipment (including rentals) used in such operation, management, maintenance and repair; (5) all maintenance, security and service costs, including snow removal costs; (6) all janitorial costs, including refuse removal and window cleaning;
         (7) costs incurred in the management of the Building and the Common Areas (including supplies, on-site management office rent), together with a fee for the management of the Building and, in the event Landlord is directly involved in the administration of the Building and the Common Areas, an administrative fee not to exceed five percent (5%) of the annual Operating Expenses, excluding therefrom such fee);
         (8) legal and accounting expenses, including the cost of audits by certified public accountants; (9) cost of operating and maintaining elevator(s) (if any); (10) all maintenance, repair and replacement costs relating to the Building and the Common Areas, including sidewalks, landscaping signs (other than tenant signs), service areas, mechanical rooms, parking and plaza areas, Building exterior, driveways, including any assessments against the Building, the Common Areas and the Project pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy in common agreements or similar restrictions or agreements; (11) all charges for heat, water, gas, electricity, ventilation, air conditioning and other utilities used or consumed in the Building and the Common Areas not otherwise paid by individual tenants; (12) painting, decorating and refurbishing of the Common Areas and the Building and repairing, restriping and resurfacing the parking facilities and parking areas of the Project; (13) roof system maintenance and repairs;
         (14) amortization of capital improvements (such amortization to be on a straight-line basis


                                          5.

         over the useful life of the capital improvement) hereafter constructed or installed to the extent such capital improvements are constructed or installed or used to reduce the cost or consumption of other items included in Operating Expenses (whether or not such costs in respect of the same are in fact reduced) or to the extent such improvements are required by laws, rules, ordinances or regulations enacted following the Commencement Date hereof; (15) any personal property taxes levied on or attributable to personal property used in connection with the operation, management maintenance and/or repair of the Building and the Common Areas; (16) the cost of permits, certificates and licenses required in connection with the Building, the Common Areas the Project or any portion thereof or any areas used in connection therewith (except building permits, Temporary Non-Residential Use Permits or any other permits required for specific tenants and other development permits), and any other costs levied, assessed or imposed by or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any federal or governmental authority in connection with the use or occupancy of the Project; and (17) the cost of maintaining, servicing and managing the fitness center and any other common facilities for the general use of the tenants that may be constructed in the Building.

         In the case of a multi-building Project, if any such Operating Expenses are not separately assessed or charged to the Building but are assessed, charged or incurred against the Project as a whole, Landlord shall reasonably determine the portion of such Operating Expenses allocable to the Building in which the Premises are located.

         Notwithstanding the foregoing, Operating Expenses shall not include leasing commissions, space planners' fees, attorneys' fees arising from lease negotiations or disputes, tenant improvements for specific tenant premises and other specific costs incurred for the account of, separately billed to or paid by specific tenants; repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties or insurance; interest on debt or capital retirement of debt, ground rent and costs of capital improvements except as expressly provided above. Notwithstanding any provision herein to the contrary, Operating Expenses shall not include the costs of any capital improvements required to be made to the Common Areas in order to comply with the Americana With Disabilities Act of 1990, 42 U.S.C. Section 12101 ET SEQ. Notwithstanding any provision herein to the contrary, in the event the Building is less than ninety-five percent (95%) occupied during all or any portion of any year of the Term, an adjustment shall be made in computing variable Operating Expenses (including the calculation of the Operating Expense Allowance) for such year so that the same shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year. Such variable Operating Expenses shall include Real Property Taxes (as defined below), costs and expenses related to utility service, char service, service contracts, maintenance and repair services for building systems under warranty, management services and fees, any administrative fee and costs related to the fitness center and any other common facilities, if in operation at any time during the year. Any Additional Rent payable by Tenant which would not otherwise be due until after the date of the expiration or earlier termination of this Lease, shall, if the exact amount is uncertain at the time this Lease expires or terminates, be paid by Tenant to Landlord upon such expiration or termination in an amount to be reasonably estimated by Landlord, with an adjustment to be made once the exact amount is known.

              (ii) TENANT'S SHARE. For purposes of this Lease, "Tenant"s Share" means the percentage, as set forth in Section 1.1, obtained by dividing the Rentable Area of the Premises by the aggregate Rentable Area of all premises available for lease, whether leased or not, in the Building.

              (iii) REAL PROPERTY TAXES. For purposes of this Lease, "Real Property Taxes" shall consist of all transit charges, housing fund assessments, real estate taxes, and all other taxes relating to the Premises, the Building and/or the Project, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Premises, the Building or the Project or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any


                                          6.

         period during the Term hereof), together with all costs and expenses incurred by Landlord in good faith in contesting, resisting, or appealing any such taxes, rates, duties, levies or assessments. If, as the result of a subsequent reduction in Real Estate Taxes for any year, Tenant shall have paid an amount in excess of its proportionate share for such year, then, such excess shall be refunded by Landlord to Tenant upon receipt by Landlord of all refunds from the taxing authority to which Landlord is entitled with respect to such year. "Real Property Taxes" shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay one hundred percent (100%) of the Tenant's share of any said tax or excise applicable to Tenant's Rent as Additional Rent.

              (iv) RIGHT TO AUDIT. Tenant, at reasonable times and upon reasonable notice (which notice shall be given within ninety (90) days after Tenant receives Landlord's statement of Operating Expenses for the previous year of the Term), shall have access to all books, records, accounts, invoices and such other information in any way pertaining to Landlord's calculation of Operating Expenses for such year and Tenant shall have the right, at its sole cost and expense, to audit and verify all expenditures and other matters relating to such Operating Expenses.

              (v) ARBITRATION. Provided an Event of Default does not then exist hereunder, if Tenant disputes Landlord's calculation of Operating Expenses, and the parties, after good faith efforts to resolve the dispute, have not reached agreement within thirty (30) days of Tenant's notice to Landlord of such dispute, then, in that event, the dispute shall be settled by informal arbitration by a disinterested arbitrator, mutually selected by and acceptable to the parties. The arbitrator's decision shall be final and judgment may be had on the decision and award of the arbitrator in any court having proper jurisdiction. The obligation of Landlord and Tenant to submit a dispute to arbitration is limited to disputes concerning Operating Expenses. If the arbitrator determines that Landlord has overstated the Operating Expenses by greater than five percent (5%), Landlord shall pay the full cost of the arbitrator. If the arbitrator determines that Landlord has overstated the Operating Expenses by greater than ten percent (10%) Landlord shall reimburse Tenant on demand for the reasonable costs actually incurred by Tenant, if any, in conducting an audit under Section 6.2(b)(iv) above. If it is determined that the cost of Operating Expenses was overstated by five percent (5%) or less, than, in that event, Tenant shall pay the full cost of the arbitrator. In any event, each party shall pay its own attorneys' fees. No claim for arbitration shall relieve or forestall Tenant's obligation to pay when due the amount of Operating Expenses sought by Landlord and it shall be a condition of Tenant's demand for arbitration that all such amounts shall have been paid in full.

    6.3 INSTALLMENT ELECTION. In the case of any Real Property Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law.

    6.4  ADDITIONAL SERVICES.

         (a) In the event Landlord provides additional utilities, elevator heating, air conditioning, cleaning and/or other service to Tenant beyond the standard services related to the operation and management of a similarly aged and classed office building or at times other than during the normal business hours, Tenant shall pay as Additional Rent Landlord's estimated cost therefore without mark-up for such special services.
    "Normal business hours" shall mean 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 12:00 P.M. on Saturday. Any cleaning of kitchens, galleys, lunchrooms, cafeterias, etc., beyond that provided in Exhibit G attached hereto, shall be on a special services basis (except with respect to the removal of trash receptacles or cleaning incidental to normal cleaning). Landlord shall supply and maintain a mechanical system to provide adequate heating and cooling to the Premises in the manner of similarly aged and classed office buildings located within Fairfax County. Landlord shall supply HVAC services from 7:00 A.M. to 6:00 P.M. Monday through Friday and from 8:00 A.M. to 12:00 P.M. on Saturday throughout the year except for New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall provide after-hour HVAC with 24 hours prior notice at Landlord's total estimated cost for such service.


                                          7.

         (b) If Tenant is likely to or does consume quantities of electricity, water, gas or other utilities in excess of the amounts customarily consumed by users of office space, Landlord shall have the right, at Tenant's sole cost and expense, to install separate metering for such utilities or to separately charge Tenant for any quantity of such utilities consumed by Tenant beyond the amounts customarily consumed by office users. Any such charges made by Landlord to Tenant shall be reasonably determined by Landlord and shall be promptly paid by Tenant to Landlord as Additional Rent.

         (c) Tenant acknowledges and agrees that Landlord has provided the fitness center for the convenience and enjoyment of the tenants of the Project, including Tenant, and that Landlord shall not be responsible in any manner for any injury, damage, loss or other liability to any person engaged in the use of such common facility, except such liability as may arise as the result of the sole active negligence or willful misconduct of Landlord and/or its agents or employees. Tenant shall indemnify and hold harmless Landlord against any such liabilities in accordance with the provisions of Section 7.8 hereof. Tenant acknowledges and agrees that any person who desires to use the fitness center shall be required to deliver to Landlord prior to any such use the "Waiver of Liability and Key Activation" attached hereto as Exhibit H.

         (d) The Building is equipped with a 24-hour security system designed, installed and currently monitored by Kastle Systems, Inc. Tenant shall have the right, at Landlord's expense, to obtain card key security access to the Premises through this Building security system.

                               ARTICLE VII:  INSURANCE

    7.1 LANDLORD'S INSURANCE. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Building, a policy or policies of all-risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage) in an amount equal to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal, and demolition) thereof. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations results in increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount. Landlord shall have the right, at its option, to keep and maintain in full force and effect during the Term such other insurance in such amounts and on such terms as Landlord and/or any first mortgagees or the beneficiary of any first trust deed against the Building and/or the Project may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent Landlord would protect itself, including, but not limited to, rental abatement, earthquake and flood insurance.

    7.2 PUBLIC LIABILITY. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, a policy or policies of comprehensive public liability insurance insuring Tenant's activities with respect to the Premises, the Building, the Common Areas and the Project for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises in an amount of not less then One Million Dollars ($1,000,000) combined single limit (with inflation endorsement) or such larger amounts as may hereafter be reasonably requested by Landlord. The policy shall insure the hazards of the Premises and Tenant's operations thereon, shall include independent contractor and contractual liability coverage (covering the indemnity contained in Section 7.8 hereof) and shall (a) name Landlord as an additional insured; (b) contain a waiver of subrogation provision; and
(c) contain a provision that the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to Landlord. If at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above as well as coverage of other premises and properties of Tenant, such blanket insurance shall satisfy the requirements hereof.

    7.3 TENANT'S PROPERTY AND OTHER INSURANCE. Tenant shall, at its own cost and expense, keep and maintain in full force during the term and any other period of occupancy of the Premises, a policy or policies or standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("all-risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building, including, without limitation, furniture, fittings, installations, fixtures (other than the Improvements installed by Landlord), and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement costs thereof. This insurance policy shall also insure direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or the Building, together with workers' compensation coverage as required by state law.




                                          8.

    7.4 FORM OF INSURANCE/CERTIFICATE. All policies shall be written in a form satisfactory to Landlord, in its reasonable discretion, and shall be taken out with insurance companies licensed in the state in which the Building is located and holding a General Policy Holder's Rating of "A" and a financial rating of "X" or better, as set forth in the most current issues of Best's Insurance Guide. Tenant shall furnish to Landlord, prior to Tenant's entry on the Premises and thereafter within thirty (30) days prior to the expiration of each such policy, a certificate of insurance (or renewal thereof) issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days prior written notice to the parties named as insured in this Section 7.4.

    7.5 TENANT'S FAILURE. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. This Section 7.5 shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other section of this Lease. If Landlord obtains any insurance which is the responsibility of Tenant to obtain under this Article VII, Landlord shall deliver to Tenant a written statement setting forth a cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount to Landlord.

    7.6 WAIVER OF SUBROGATION. Any all risk policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Premises or Tenant's personal property therein, shall either
(i) include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss to property or (ii) name the other party as additional insured.

    7.7 TENANT'S PROPERTY AND FIXTURES. Tenant assumes the risk of damage except for damage caused by the sole active negligence or willful misconduct of Landlord and/or its agents or employees, to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

    7.8 INDEMNIFICATION OF LANDLORD. Tenant shall indemnify and hold Landlord, the Premises, the Building and the Project harmless from and against
(i) any and all liability, penalties, losses, damages, reasonable costs and expenses, demands, causes of action, claims or judgments arising from any injury to any person or persons or any damage to any property as a result of Tenant's or Tenants' officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees' use, maintenance, occupation or operation of the Premises and fitness center during the Term, or resulting tram any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or any of Tenant's officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees, and (ii) from and against all legal costs and charges, including reasonable attorneys fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Project and/or Building or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant; provided, however, that Tenant shall not be required to indemnify Landlord for any damage or injury of any kind arising as the result of the negligence or willful misconduct of Landlord and/or its agents or employees. In no event shall Landlord nor any partner, director, officer, agent or employee of Landlord be liable for any personal injury or death or property damage caused by other lessees or persons in or about the Building or the Project, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

    7.9    DAMAGE TO TENANT'S PROPERTY.  Notwithstanding the provisions of
Section 7.8 to the contrary and except for any damage, loss or injury caused by the sole active negligence or willful misconduct of Landlord and/or its agents or employees, neither Landlord nor its officers, employees or agents shall be liable for (i) any damage to property entrusted to employees or security officers of the Building or the Project, (ii) loss or damage to any property by theft or otherwise, and (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building, the Common Areas or the Project or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause. Neither Landlord nor its agents shall be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case Tenant is or becomes aware of fire or accidents in the Premises, the Building, the Common Areas or any other portion of the Project or of defects therein in the fixtures or equipment.


                                          9.

                        ARTICLE VIII:  REPAIRS AND MAINTENANCE

    8.1    TENANT REPAIRS AND MAINTENANCE.  Except as otherwise set forth in
Section 8.2 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the entire Premises, including, but not by way of limitation, all interior walls, doors, ceilings, fixtures, drapes, lights (but not standard fluorescent light bulbs), and floor coverings thereof in good repair and in a clean and safe condition.

    8.2 LANDLORD REPAIRS AND MAINTENANCE. Subject to reimbursement pursuant to Section 6.2 hereof, Landlord shall maintain in good condition and repair the Common Areas and the structural and exterior portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord. In the event any of such maintenance and repairs are attributable to improvements installed in the Premises (other than the initial build-out of the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit C) which are above standard or are necessitated by or attributable in part or in whole to the act, neglect or omission of any duty by Tenant, its agents, officers, employees or invitees, Tenant shall pay to Landlord, as Additional Rent, the cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs maintenance is given to Landlord by Tenant. Except as set forth in Article XI hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Except as may otherwise be expressly set forth herein, Tenant affirms that (a) neither Landlord nor any agent, employee or officer of Landlord has made any representation regarding the condition of the Premises, the Building, the Common Areas or the Project and (b) Landlord shall not be obligated to undertake any repair, alteration, remodel, improvement, painting or decorating. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. Pursuant to its obligations hereunder, Landlord shall use reasonable efforts to maintain unobstructed access to the Premises during normal working hours.

    8.3 NON-LIABILITY OF LANDLORD. Notwithstanding anything to the contrary contained in Section 8.2 above or elsewhere in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of
(a) the interruption or curtailment of the use of the Premises as a result of the installation of any equipment in connection with the Premises or Building; or (b) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless such failure or delay is caused by any condition created by Landlord's sole active negligence or willful misconduct or by Landlord's failure to respond within a reasonable period of time to any written request for service or repair for which Landlord is obligated under this Lease; or (c) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, Building or Project. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services so as to minimize any interference with the use of the Building by the tenants thereof (including Tenant).

    8.4 INSPECTION OF PREMISES. Except as may be required by an emergency, Landlord, at reasonable times and upon reasonable notice to Tenant, may enter the Premises with an escort of Tenant to complete construction undertaken by Landlord on the Premises or Building, to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, to show the Premises to prospective purchasers, lenders and tenants (but as to tenants, only during the last twelve (12) months of the Term) and for all other purposes as Landlord shall reasonably deem necessary or appropriate. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, except as otherwise provided in Article XI hereof.

               ARTICLE IX:  FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

    9.1 FIXTURES AND PERSONAL PROPERTY. Tenant, at Tenant's expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Building. Landlord reserves the right to approve or disapprove of curtains, draperies, shades, and paint (other than customary standard office paints and neutral colors) in its sole and absolute discretion, including on wholly aesthetic grounds. Such improvements must be submitted for Landlord's written approval prior to installation, or Landlord may remove or replace such items at Tenant's sole expense. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant upon the expiration or earlier termination of this Lease. As a covenant which shall survive the expiration or earlier termination of this Lease, Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of said trade fixtures, equipment, furniture or temporary improvements. It Tenant fails to remove the foregoing items


                                         10.

prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without liability to Tenant for loss thereof, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable law, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items.


    9.2 ALTERATIONS. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent (except as to improvements addressed in Section 9.1 above) shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Further, Tenant shall indemnify and hold Landlord and the Premises harmless from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant's alterations, additions or improvements to the Premises. All alterations, additions or improvements shall remain the property of Tenant until termination of this Lease, at which time they shall, unless otherwise mutually agreed by Landlord and Tenant in this Lease or in another writing, be and become the property of Landlord. Landlord may, by written notice to Tenant, at the time of approval by Landlord of Tenant's improvements, require that Tenant, upon the expiration or earlier termination of this Lease, remove any partitions, counters, railings and/or other improvements installed by Tenant during the Term, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal. All repairs, alterations, additions and restorations by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances, building codes, by-laws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. If required by Landlord, Tenant shall secure at Tenant's own cost and expense a completion and lien indemnity bond satisfactory to Landlord for said work. Tenant shall reimburse Landlord for Landlord's reasonable charges (including any professional fees incurred by Landlord and a reasonable review fee as established by Landlord from time to time) for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant. Tenant shall require that any contractors used by Tenant carry a comprehensive liability insurance policy naming Landlord as an additional insured, covering bodily injury in such amounts as may be customary and appropriate for the improvements undertaken, as reasonably determined by Landlord. Tenant shall provide proof of such insurance prior to commencement of any work on the Premises.

    9.3 LIENS. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at request of Landlord on behalf of Tenant, and shall keep the Premises, Building and Project free and clear of all mechanic's and materialmen's liens in connection therewith. Landlord shall have the right, and shall be given ten
(10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien is filed, Tenant shall cause same to be discharged of record (by bond or otherwise) within ten (10) days following written notice thereof. If said lien is not timely discharged, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with interest thereon at the Default Rate (as defined in Section 5.4 hereof), within five (5) days after notice is received item Landlord of the amount expended by Landlord.

                       ARTICLE X:  USE AND COMPLIANCE WITH LAWS

    10.1 GENERAL USE AND COMPLIANCE WITH LAWS. Tenant shall only use the Premises for office purposes, including sales, marketing, training and software development, and uses customarily incidental thereto and for no other use. Tenant shall, at Tenant's sole cost and expense, comply with all requirements of municipal, county, state, federal and other applicable governmental authorities now or hereafter in force pertaining to Tenant's occupancy and/or use of the Premises, the Building and/or the Project, and shall secure any necessary permits therefore (except that Landlord shall obtain the original Residential Use Permit for the Premises) and shall faithfully observe in the use of the Premises, the Building and the Project, all municipal, county, state, federal and other applicable governmental entities' requirements which are now or which may hereafter be in force. Without limitation of the foregoing, Tenant's use of the Premises shall comply with all requirements of all applicable governmental authorities such that a Certificate of Occupancy can be obtained and maintained for the Premises. Tenant, in


                                         11.

Tenant's use and occupancy of the Premises, shall not subject or permit the Premises, the Building and/or the project to be used in any manner which would tend to damage any portion thereof, or which would increase the cost of any insurance paid by Landlord with respect thereto. Tenant shall not do or permit anything to be done in or about the Premises, the Building, the Common Areas and/or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, the Common Areas and/or the Project or use or allow the Premises or any portion of the Project to be used in any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit a nuisance in, on or about the Premises, the Building and/or the Project. Tenant shall comply with all restrictive covenants and obligations created by private contracts which effect the use and operation of the Premises, the Building, the Common Areas and/or the Project, provided copies of such contracts have been provided to Tenant. Landlord reserves the right to prescribe, in a reasonable manner, the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or
noise.    Tenant shall be responsible for all structural engineering, fees and costs required to determine structural load, other than such costs incurred in connection with the initial build-out of the Premises as provided in the Work Letter Agreement attached hereto as Exhibit C, which costs are the responsibility of Landlord.

    10.2   HAZARDOUS MATERIALS.

         (a) Tenant shall not cause or permit any Hazardous Materials (as defined hereinbelow) to be brought upon, kept or used in or about the Premises, the Building and/or the Project by Tenant, its agents, employees, contractors, licensees or invitees, except such incidental quantities of Hazardous Materials as are commonly used in offices. such as copier fluid, typewriter correction fluid, and ordinary cleaning solvents, provided that such incidental quantities are at all times, used, kept and stored in the manner that complies with all laws, rules, regulations and ordinances now or hereafter regulating any such Hazardous Materials. If Tenant breaches the covenants and obligations set forth herein or, if the presence of Hazardous Materials on, in or about the Premises, the Building or the Common Areas caused by Tenant, its agents, employees, contractors, licensees or invitees results in contamination of all or any portion of the Project or any other property, whether or not adjacent thereto, or if contamination by Hazardous Materials otherwise occurs for which Tenant is legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification by Tenant of Landlord shall include, without limitation, any and all costs incurred with any investigation of site conditions and any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials caused by Tenant, its agents, employees, contractors, licensees and/or invitees in, on or about the Premises, the Building, the Common Areas or the soil or ground water on or under the Project.

         (b) Landlord represents that, to its actual knowledge as of the date hereof, the air in the Premises is free of Hazardous Materials other than in amounts not in violation of applicable law, and the Common Areas of the Building are also free of Hazardous Materials other than in amounts not in violation of applicable law. Landlord covenants that it shall not cause any Hazardous Materials to be brought upon, kept or used in or about the Building, the Common Areas or the Project, other than in amounts not in violation of applicable law.

         (c) For purposes of this Lease, "Hazardous Materials" means any toxic or hazardous wastes or substances or pollutants now or hereafter regulated under any federal, state or local statute, law, ordinance, rule, regulation or order, including, but not limited to, asbestos, PCBs or substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.), Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.), The Resource Conservation and Recovery Act, as amended (42 U.S.C.
    Section 6901 ET SEQ.) and the Toxic Substance Control Act of 1976, as amended (15 U.S.C. Section 2601 ET SEQ.). The provisions of this
    Section 10.2 shall survive the expiration or earlier termination of this Lease.

    10.3 SIGNS. The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Premises, the Building or the Project or visible from the outside of the Premises, the Building or the Project or in any lobby


                                         12.

corridor, hallway, entrance or other public part of the Building or the Project; PROVIDED that Landlord shall prescribe a uniform pattern for identification signs for tenants to be placed on the outside of the main door leading into the Premises; FURTHER PROVIDED that, at the request of the Tenant and at the Landlord's expense, Landlord shall cause such a sign to be placed in position. Tenant shall be entitled to representation in the building directory in the entrance lobby of the Building or in any similar listing of all of the tenants in the Building.

                         ARTICLE XI:  DAMAGE AND DESTRUCTION

    11.1 RECONSTRUCTION. If the Premises are damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction. If Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration of only those portions of the Building and the Premises which were initially provided at Landlord's expense, and the repair and/or restoration of items within the Premises not provided at Landlord's expense shall be the obligation of Tenant.

    11.2 RENT ABATEMENT. Rent due and payable hereunder shall be abated proportionately during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of Tenant's business in the Premises, as reasonably detailed by Landlord having regard to the extent to which Tenant may be required to curtail and/or cease operating its business in the Premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do. If it be determined that continuation of business is not practical pending reconstruction, and if Landlord does not elect to or is unable to provide alternative temporary space for continuation of such business, then Rent due and payable hereunder shall abate, until construction is substantially completed or until business is totally or partially resumed whichever is the earlier; provided, however, that there shall be no abatement of Rent to the extent any of such damage is a result of the negligence or intentional wrongdoing of Tenant or its officers, employees, agents, subtenants, licensees or invitees. Tenant shall not be entitled to any compensation or damages for loss in the use in the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

    11.3 EXCESSIVE DAMAGE OR DESTRUCTION. Within forty-five (45) days after the date of the damage or destruction, Landlord shall deliver to Tenant written notice of its determination of the estimated time required, from and after the date of such damage or destruction, to fully repair or restore the damage or destruction of the Building (the "Estimated Restoration Period"). Landlord's determination of the Estimated Restoration Period shall be in its sole and absolute discretion and shall be binding on Tenant. If the Estimated Restoration Period is greater than one hundred eighty (180) days, either Landlord or Tenant may terminate this Lease by giving written notice to the other no later than ten (10) days after the date of Landlord's notice to Tenant of its determination of the Estimated Restoration Period. If the Estimated Restoration Period is greater than one hundred eighty (180) days, and neither Landlord nor Tenant terminate the Lease as permitted above, or if the Estimated Restoration Period is equal to or less than one hundred eighty (180) days, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. Subsequently, if Landlord is delayed or prevented from repairing and/or restoring the damage to Premises within the later of (i) thirty (30) days after the expiration of the Estimated Restoration Period or (ii) one hundred eighty (180) days after the occurrence of such damage or destruction, Landlord or Tenant may at any time thereafter (but prior to the substantial completion of said repair and/or restoration by Landlord) terminate this Lease by ten (10) days prior written notice to the other, whereupon Landlord and Tenant shall (except as otherwise expressly provided in this Lease) be released from any further obligations under this Lease.

    11.4 UNINSURED CASUALTY. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Premises for which Landlord is responsible, or of all or any portion of the Building, which damage or destruction is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under
Section 7.1 hereinabove, Landlord may terminate this Lease by written notice to Tenant given within forty-five (45) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.1 hereinabove.

    11.5 WAIVER. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article XI, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.


                                         13.

    11.6 MORTGAGEE'S RIGHT. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty
(30) days after such requirement is made. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid.

    11.7 DAMAGES NEAR END OF TERM. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article XI occurs during the last twelve (12) months of the Term of this Lease as may be extended.

                             ARTICLE XII:  EMINENT DOMAIN

    12.1 EMINENT DOMAIN. In case the whole of the Premises, or such part thereof as shall, in the reasonable determination of Landlord, substantially interfere with Tenant's use and occupation thereof, be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or are sold in lieu of or to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not, in the reasonable determination of Landlord, substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking less the portion thereof lost in such condemnation, and the Base Rent shall be proportionately reduced by the time during which, and the portion of the Premises which, Tenant shall have been deprived of an account of said taking and restoration. Nothing contained in this Section 12.1 shall be deemed to give Landlord any interest in any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

                                ARTICLE XIII:  DEFAULT

    13.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" on the part of the Tenant with or without notice from Landlord:

         (a) Tenant shall fail to pay within three (3) business days after written notice thereof from Landlord any installment of Rent or any other payment required pursuant to this Lease; (b) Tenant shall abandon or vacate any substantial portion of the Premises, whether or not Tenant is in default of the Rent payments due under this Lease; provided, however, that any vacation of the Premises during the last three (3) months of the Term, as may be extended, shall not be an Event of Default hereunder provided Tenant is not in default of any Rent payments due hereunder; (c) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent or other sums of money due hereunder, and the failure is not cured within fourteen (14) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to an unlawful detainer or similar action or claim) or if such failure is not susceptible of cure within said 14-day period, Tenant fails to immediately commence action to cure and/or thereafter fails to diligently pursue the cure to completion, but in no event later than sixty (60) days after written notice thereof to Tenant;
    (d) Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

    13.2   REMEDIES.

         (a) Upon the occurrence of any Event of Default set forth in this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at


                                         14.

    the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. As used in Subsections 13.2(a)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Default Rate.
    As used in Section 13.2(a)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (b) In the event of any such default by Tenant, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.2(b) shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

         (c) In the event of the vacation or abandonment of any substantial portion of the Premises by Tenant as set forth in Section 13.1(b) above, or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord at its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

              In the event that Landlord shall elect to so relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder and the residual, if any, shall be held by Landlord and applied to payment at future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such reletting during the month which is applied to the payment of Rent be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

         (d) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account at such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

                       ARTICLE XIV:  ASSIGNMENT AND SUBLETTING

    14.1 PROHIBITION. Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, assign or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance, which consent shall not be withheld or conditioned unreasonably or delayed beyond the time period provided below. The Tenant shall, at the time the Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant, including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant; and Landlord shall have not less than fifteen (15) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease; (b) refuse such consent, which refusal shall be on reasonable grounds; or (c) elect to terminate this Lease or, or in the case of a partial sublease


                                         15.

of at least twenty percent (20%) or greater of the square footage of the Rentable Area of the Premises, terminate this Lease as to the portion of the Premises proposed to be sublet; provided, however, that this option (c) regarding Landlord's right to terminate shall not be available to Landlord in the event the proposed assignment by Tenant is in connection with a proposed sale of substantially all of the assets of Tenant or in connection with a proposed sale of the majority of the controlling stock of Tenant, Furthermore, in the event a proposed assignment by Tenant is in connection with a proposed sale of substantially all of the assets of Tenant or in connection with a proposed sale of the majority of the controlling stock of Tenant, Landlord's right to refuse consent under subsection (b) above shall only be based upon Landlord's reasonable assessment that the nature, history or trend of the proposed assignee's business, as well as the risks of the marketplace, may render the proposed assignee unable to meet all of Tenant's obligations, both monetary or otherwise, under the Lease or Landlord's reasonable assessment that such proposed assignment would diminish the value of the Lease to Landlord because, without limitation, of the proposed assignee's reputation in the marketplace or the incompatibility of the proposed assignee's business or use of the Premises with other tenants or with the operation of the Building as a first class office building in the Fairfax County market. As a condition for Landlord's consent to any assignment, encumbrance or release, Landlord may require that the assignee or, if an Event of Default shall have occurred hereunder, the sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee (except with respect to excess rentals otherwise due Tenant pursuant to Section 14.2). In addition, a condition to Landlord's consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, sublessee or other transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder. In the event that Landlord shall elect to exercise its right to terminate this Lease upon a proposed assignment, subletting or other encumbrance of this Lease by Tenant, Tenant shall have the right, until ten (10) days following receipt of written notice of Landlord's election to terminate, to elect to withdraw its request for Landlord's consent to such proposed assignment, subletting or other encumbrance, in which event Landlord's termination notice shall be null and void and the Lease shall remain in full force and effect. The assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant's obligation to pay Base Rent and Additional Rent hereunder, unless Landlord so agrees in writing. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Tenant shall pay Landlord a reasonable amount, as established by Landlord from time to time to reimburse Landlord for reasonable legal and other expenses and administrative costs incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

    14.2 EXCESS RENTAL. If for any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord promptly after its receipt, as Additional Rent hereunder, eighty-five percent (85%) of the excess of each such payment of rent or other consideration received by Tenant less Tenant's cost for (i) brokerage commissions then customary in the Fairfax County market; (ii) reasonable marketing expenses, such as the cost of brochures and advertising; and (iii) all build-out or retrofiting costs required to the Premises by such assignee or subtenant, all such costs to be actually incurred in connection with any such assignment or subletting and all such costs to be amortized over the term of the applicable assignment or sublease.

    14.3 SCOPE. The prohibition against assigning or subletting contained in this Article shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding Section, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease, unless Landlord so agrees in writing.

    14.4 WAIVER. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any assignee or sublease, Tenant hereby waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against


                                         16.

or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

    14.5 CHANGE IN CONTROL. If the Tenant is a non-reporting or closely held company, a change in the control of such company (other than a change in control resulting from the death or disability of a shareholder) shall be deemed for the purposes hereof to be an assignment of this Lease, and shall be subject to the provisions of this Article XIV, including, specifically, Section 14.l(c). If Tenant is a partnership, a withdrawal or change, in one or more transfers, of partners owning more than a fifty percent (50%) interest in the partnership, shall constitute a voluntary assignment and shall be subject to the provisions of this Article XIV, including, specifically, Section 14.1(c).

14.6 Release. Whenever Landlord conveys its interest in the Project and/or Building or in the event of an assignment by Landlord of this Lease, Landlord shall be automatically released from the further performance of covenants or conditions, express or implied, on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease from and after the effective date of said release, and in such event Tenant agrees to look solely to the successor in interest of Landlord. The effective date of said release shall be the effective date of an executed assumption by assignee of such an assignment whereby the assignee expressly agrees to assume all of Landlord's obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section. If any Security Deposit is given by the Tenant to secure performance of the Tenant's covenants hereunder, Landlord may transfer such Security Deposit to any purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto.

             ARTICLE XV:  OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

    15.1 OFFSET STATEMENT. Within fifteen (15) days after request therefor by Landlord, Tenant shall deliver, in recordable form, an offset statement (estoppel certificate) in the form attached hereto as Exhibit E or in such other form as requested by Landlord to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) that this Lease is in full force and effect; the date of Tenant's most recent payment of Rent, and that Tenant has no defense or offsets outstanding, or stating those claimed by Tenant, and any other information contained in such Exhibit E or reasonably requested by Landlord or such proposed mortgagee or purchaser. Tenant's failure to deliver said statement within said period shall, at Landlord's option, be an Event of Default hereunder and shall in any event be conclusive upon Tenant that:
(i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and Tenant has no right to offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period's Base Rent has been paid in advance.

    15.2 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

    15.3 SUBORDINATION AND NONDISTURBANCE. The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust now or hereafter encumbering the Project and/or Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project and/or the Building, and to all advances made or hereafter to be made upon the security thereof. Upon Tenant's request, Landlord shall use good faith effort to obtain, within thirty (30) days from its receipt of such request, a non-disturbance agreement from any such mortgagee, beneficiary or lender in favor of Tenant providing that, in pertinent part, so long as Tenant is not in default under any at the terms, covenants and conditions at this Lease, neither this Lease nor any of the rights of Tenant hereunder shall be terminated or subject to termination by the exercise of any rights or remedies of such mortgagee or beneficiary, including, without limitation, any trustee's sale, any action to enforce the security, by any proceeding or action in foreclosure, by a deed in lieu at foreclosure, or by a sale or refinancing in settlement thereof. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article. Landlord's failure to obtain the non-disturbance agreement contemplated herein shall in no way affect Tenant's continued obligations under this Lease.

    15.4 RECORDING. Tenant covenants and agrees with Landlord that Tenant shall not record this Lease. Notwithstanding the provisions of Section 15.3, in the event that Landlord or its lender requires this Lease to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now


                                         17.

or at any time hereafter affect in whole or in part the Premises, the Building or the Project, and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Premises, the Building or the Project, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, the Tenant covenants and agrees with Landlord that the Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument may from time to time be requested to give effect thereto; and the Tenant hereby irrevocably appoints Landlord as agent and attorney for the Tenant with full power and authority to execute and deliver such instruments for and in the name of the Tenant.

                             ARTICLE XVI:  MISCELLANEOUS

    16.1 NOTICES. All notices required to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal or overnight delivery, to the appropriate address indicated in Section 1.1 hereof or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served upon actual receipt.

    16.2 SUCCESSORS BOUND. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit or the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the prior written consent of Landlord and otherwise than in compliance with
Article XIV hereof.

    16.3 WAIVER. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

    16.4   SUBDIVISION AND EASEMENTS.  Landlord reserves the right to
(i) subdivide the Project, (ii) alter the boundaries of the Project, and
(iii) grant easements on the Project and dedicate for public use portions thereof; provided, however, that no such subdivision, alteration, grant or dedication shall materially interfere with Tenant's use of the Premises. Tenant hereby consents to any such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord's request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's consent thereto.

    16.5 LANDLORD'S RESERVED RIGHTS IN COMMON AREAS. Landlord reserves the right from time to time, provided that Tenant's use and enjoyment of the Premises is not substantially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are so located or located elsewhere outside the Premises; (b) make changes to the Common Areas and/or the parking facilities located thereon, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) close temporarily all or any portion of the Common Areas and/or the Building in order to perform any of the foregoing or any of Landlord's obligations under this Lease, so long as reasonable access to the Premises remains available during normal business hours; and (d) alter, relocate or expand, and/or to add additional structure and improvements to, or remove same from, all or any portion of the Common Areas.

    16.6 RELOCATION. At any time after Tenant's execution of this Lease, Landlord shall have the right, upon providing Tenant thirty (30) days' notice in writing, to provide Tenant with reasonably similar space elsewhere in the Building or approximately the same size as the Premises and to move Tenant to said space. Any such space shall have elevator lobby exposure, shall be located in the front of the Building on any of floors 2 through 8 and shall be improved in a manner reasonably similar to the initial


                                         18.

build-out of the Premises. In the event that Landlord shall exercise such right subsequent to the actual occupancy of the Premises by Tenant, Landlord shall arrange for moving Tenant and shall pay the costs of moving Tenant to such new space and all other reasonable expenses related to such relocation. In the event Landlord moves Tenant to such new space, then this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised floor plan shall became part or this Lease and shall reflect the location of the new space. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said thirty (30) day period, Landlord shall have the right to terminate this Lease by notice given to Tenant in writing within ten (10) days following the end of said thirty (30) day period, which termination shall be effective sixty (60) days after the date of the original notice of relocation by Landlord.

    16.7 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

    16.8 LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

    16.9   TIME.  Time is of the essence of every provision hereto.

    16.10 ATTORNEYS' FEES. In any action or proceeding which Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be made a part of the judgment in said action. In any situation in which a dispute is settled other than by action or proceeding, the parties shall each pay their own costs and attorneys' fees.

    16.11 CAPTIONS AND ARTICLE NUMBERS. The captions, article and section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

    16.12 SEVERABILITY. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    16.13 APPLICABLE LAW. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

    16.14 SUBMISSION OF LEASE. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change, or modify any of the provisions hereof.

    16.15 SURRENDER OF PREMISES AND HOLDING OVER. Upon expiration or other termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord in substantially the same condition existing on the Commencement Date, reasonable wear and tear, damage by fire or other insured casually excepted (provided that all insurance proceeds are assigned to Landlord), shall surrender to Landlord all keys to the Premises and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Should Tenant, or any of its successors in interest, holdover the Premises or any part thereof after the expiration or earlier termination of this Lease WITHOUT Landlord's prior written consent, such consent to be within Landlord's sole and absolute discretion, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to one hundred twenty-five percent (125%) of the Base Rent owed during the final month


                                         19.

of the Term of this Lease for the first month of such holdover; one hundred fifty percent (150%) of the Base Rent owed during the final month of the Term of this Lease for the second month of such holdover and two hundred percent (200%) of the Base Rent owed during the final month of the Term of this Lease for the third and any subsequent months of any such holdover, and otherwise upon the terms and conditions in this Lease, so far as applicable. Should Tenant, or any of its successors in interest, holdover the Premises or any part thereof after the expiration or earlier termination of this Lease WITH Landlord's prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rent equal to one hundred twenty-five percent (125%) of the Base Rent owed during the final month of the Term of this Lease for the first and second months of such holdover; one hundred fifty percent (150%) of the Base Rent owed during the final month of the Term of this Lease for the third month of such holdover and two hundred percent (200%) of the Base Rent owed during the final month of the Term of this Lease for the fourth and any subsequent months of any such holdover, and otherwise upon the terms and conditions of this Lease, so far as applicable. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this
Section 16.15 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and holds over without Landlord's prior written consent, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability, including, without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys' fees and costs incurred by Landlord with respect to any such claim.

    16.16 RULES AND REGULATIONS. At all times during the Term, Tenant shall comply with Rules and Regulations for the Building and the Project, as sat forth in Exhibit F attached hereto, together with such amendments thereto as Landlord may from time to time reasonably adopt and enforce in a non-discriminatory fashion but only so long as any such amendments do not modify, in any material respect, the rights and obligations of Tenant under this Lease.

    16.17 PARKING. Tenant shall be entitled to the number of unreserved vehicle parking spaces as set forth in Section 1.1. No portion of such spaces shall be designated by Landlord as visitor parking. Except as otherwise designated by Landlord, parking spaces shall be available for the common use of the tenants, subtenants and invitees of the Project on a non-exclusive basis, subject to any reasonable restrictions from time to time imposed by Landlord. Tenant shall not use or permit its officers, employees or invitees to use any spaces which have been specifically reserved by Landlord to other tenants or for such other uses as have been designated by appropriate governmental entities as being restricted to certain uses. Tenant shall at all times comply and cause its officers, employees and invitees to comply with any parking Rules and Regulations as Landlord may from time to time reasonably adopt. The number of parking spaces made available to specific tenants shall be at Landlord's sole discretion.

    16.18 NO NUISANCE. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building or Project.

    16.19 BROKER. Tenant warrants that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent other than the broker(s) listed in Section 1.1 hereof ("Broker") in connection with the negotiation of this Lease, and that its knows of no other real estate broker or agent who is or may be entitled to any commission or finder's fee in connection with this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's discussions, negotiations and/or dealings with any real estate broker or agent other than Broker. This Section 16.19 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders.

    16.20 LANDLORD'S RIGHT TO PERFORM. Upon Tenant's failure to perform any obligation of Tenant hereunder after applicable notice and cure periods, if any, including, without limitation, payment of Tenant's insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable coat of Landlord's performing such obligation on Tenant's behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Default Rate, as Additional Rent.

    16.21 ENTIRE AGREEMENT. This Lease, together with all Exhibits, sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, the Building and the Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.


                                         20.

    16.22 QUIET ENJOYMENT. Subject to the provisions of this Lease and conditioned upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Term hereof the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.

    16.23 WAIVER OF JURY TRIAL. Landlord and Tenant each agree to and they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises, and any claim of injury or damage and/or any statutory remedy.

    16.24 JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

    16.25 EXHIBITS. The following Exhibits are attached to this Lease after the signatures and by reference hereto are incorporated herein:

              Exhibit A - Depiction of Project and Building
              Exhibit B - Depiction of Premises
              Exhibit C - Work Letter Agreement with Attachments
              Exhibit D - Notice of Commencement
              Exhibit E - Offset Statement and Estoppel Certificate Exhibit F - Rules and Regulations
              Exhibit G - Janitorial Services
              Exhibit H - Waiver of Liability and Key Activation

    16.26 ADDENDUM PROVISIONS. Addendum provisions of this Lease, if any, are numbered I.

    IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

                                  "Landlord"

                                  UPLAND INDUSTRIES CORPORATION,
                                  a Nebraska corporation
WITNESS


/s/ Susan K. Scott                By:/s/ C. Hunter Barrier
-------------------------------   ----------------------------------
                                         C. Hunter Barrier, Director
                                         -- Real Estate OPERATIONS


                                  COLLIN EQUITIES, INC.,
                                  a Texas corporation
WITNESS


/s/ Patricia A. Lee               By:/s/ Robert C. Brown
-------------------------------   ----------------------------------
                                         Robert C. Brown
                                         Vice President


                                  "Tenant"

                                  DATAMETRICS SYSTEMS CORPORATION,
                                  a Delaware corporation
WITNESS


/s/ John N. Dripps                By:/s/ John C. Kelly
-------------------------------   ----------------------------------
                                         John C. Kelly
                                         President